Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219802 on Form S-3 and Registration Statement No. 333-217554 on Form S-8 of our report dated March 9, 2018, relating to the consolidated financial statements of Global Water Resources, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Global Water Resources, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 9, 2018